Exhibit 99.1

1,500 shares @ $35.18
2,353 shares @ $35.19
100 shares @ $35.23
1,500 shares @ $35.30
500 shares @ $35.33
4,000 shares @ $35.40
600 shares @ $35.44
200 shares @ $35.45
600 shares @ $35.47
2,100 shares @ $35.54
100 shares @ $35.55
1,300 shares @ $35.63
300 shares @ $35.67